ALLONGE TO SERIES A CONVERTIBLE NOTE

This Allonge (the “Allonge”), dated August 8, 2006, attached to and forming a part of the Series A Convertible Note, dated February 15, 2006 (collectively, the “Note”), made by NEW CENTURY COMPANIES, INC., a Delaware corporation (the “Company”), payable to the order of MOTIVATED MINDS, LLC, an Arizona limited liability company (the “Holder”), in the original principal amount of $300,000.

1. Paragraph 3 of the Note is hereby amended and restated in its entirety as follows:

3. Pre-Payments and Maturity Date. This Note shall be due and payable, including all accrued Interest thereon, as follows: (i) $150,000 on August 16, 2006 and (ii) $150,000 on October 16, 2006. Each of these dates is referred to as the “Maturity Date.” At any time on or prior to the Maturity Date, the Company shall have the right to prepay this Note, in whole or in part without penalty, on ten (10) days’ advance notice to Holder and subject to the right of Holder to convert in advance of such prepayment date and provided that on such prepayment date, the Company will pay in respect of the redeemed Note cash equal to the face amount plus accrued Interest on the Note (or portion thereof) redeemed at that point. The Company will pay this Note to the extent of the proceeds of the next debt or equity financing that the Company closes after the Issue Date, including but not limited to any financing arranged by Ascendiant Securities, LLC.

2. The following is hereby added as subparagraph 4.3 to Paragraph 4, “Fees,” of  the Note:

4.3 Extension Fees and Expenses. The Company will issue 45,000 restricted shares of its Common Stock to Holder as an extension fee for Holder to extend the original maturity date of May 16, 2006 to the new Maturity Date set forth in this Allonge. The Company shall also pay Source Capital Group, Inc. a fee of $3,000 and shall reimburse $500 of legal fees of Holder (payable to Quarles & Brady Streich Lang LLP) in connection with the extension of the original maturity date on the date of this Allonge.

3. The term “Maturity Date” in Paragraph 23, “Definitions,” is amended and restated in its entirety as follows:

The “Maturity Date” means each of the dates set forth in Paragraph 3, “Pre-payments and Maturity Date.”

4. In all other respects, the Note is confirmed, ratified, and approved and, as amended by this Allonge, shall continue in full force and effect.

IN WITNESS WHEREOF, the Company and Holder have caused this Allonge to be executed and delivered by their respective duly authorized officers as of the date and year first above written.

NEW CENTURY COMPANIES, INC.

/s/ David Duquette
By: David Duquette
Its: President

Accepted and agreed to:

MOTIVATED MINDS, LLC

/s/ Ira Gaines
By: Ira Gaines
Its: President